Exhibit 99.1

1201 South Second Street

Milwaukee, WI 53204

News Release

Rockwell Automation Announces Notes Offering

MILWAUKEE, Feb. 11, 2015 – Rockwell Automation Inc., (NYSE: ROK) today announced that it is offering, subject to market and other conditions, two series of its notes.

Rockwell Automation intends to use the net proceeds from the offering to repay outstanding commercial paper and for general corporate purposes.

Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers for the offering.

This news release is not an offer to sell and is not soliciting an offer to buy any of the securities, nor will there be any offer or sale of the securities in any jurisdiction where the offer or sale is not permitted. The offering of securities may be made only by means of a preliminary prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus can be obtained from:

Goldman, Sachs & Co.

Prospectus Department

200 West Street

New York, NY 10282

Telephone +1-866-471-2526

prospectus-ny@ny.email.gs.com

J.P. Morgan Securities LLC

Attn: Investment Grade Syndicate Desk, 3rd Floor

383 Madison Avenue

New York, NY 101017

Facsimile +1-212-834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Attn: Prospectus Department

222 Broadway

New York, NY 10038

Telephone +1-800-294-1322

dg.prospectus_requests@baml.com

Rockwell Automation, Inc. (NYSE: ROK), the world’s largest company dedicated to industrial automation and information, makes its customers more productive and the world more sustainable. Headquartered in Milwaukee, Wis., Rockwell Automation employs about 22,500 people serving customers in more than 80 countries.

Source: Rockwell Automation Inc.

Rockwell Automation

Keith Lester, 414-382-4871

Media Relations

or

Rondi Rohr-Dralle, 414-382-8510

Investor Relations